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                                                                    EXHIBIT 10.2


                                 LOCK-UP LETTER
                                                                 October 8, 1999


Goldman, Sachs & Co.
Merrill Lynch & Co.
Donaldson, Lufkin & Jenrette Securities Corporation
Thomas Weisel Partners, LLC.

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

Ladies and Gentlemen:

                  The undersigned understands that Goldman, Sachs & Co. ("Goldman"), as representative of the several Underwriters and Allied Riser Communications Corporation, a Delaware corporation (the "Company"), contemplate entering into an Underwriting Agreement (the "Underwriting Agreement") to provide for the public offering (the "Public Offering") by the several Underwriters, including Goldman, of shares (the "Shares") of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock"). The undersigned further understands that the Company has agreed, in connection with the Public Offering, among other things, not to offer, sell, contract to sell or otherwise dispose of shares of Common Stock or securities convertible into Common Stock in connection with acquisitions unless the transferee executes and delivers to Goldman this letter.

                  In satisfaction of this requirement, the undersigned hereby agrees that, without the prior written consent of Goldman on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending six months after the date of the final prospectus relating to the Public Offering (the "Prospectus"), offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities that are substantially similar to the Common Stock (other than shares of Common Stock or other securities issued or issuable in connection with employee bonus, benefit, option or similar plans), including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, provided however, that nothing in this letter or the Underwriting Agreement shall prohibit the dissolution of the undersigned and/or its distribution of Shares to its shareholders and stakeholders, provided further that each distributee or stakeholder agrees to be bound by the terms of this lockup letter. In addition, the undersigned agrees that, without the prior written consent of Goldman on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending six months after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any securities that are substantially similar to the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities.

                                          Very truly yours,



                                          By:
                                             -----------------------------------




                                          --------------------------------------
                                          (Print Name)



                                          --------------------------------------
                                          (Address)

Accepted as of October 8, 1999:

Goldman, Sachs & Co.


By:
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